EXHIBIT 99.1

FOR MORE INFORMATION
Media Contact:
Tyler Gronbach
919-297-1541
tyler.gronbach@dexone.com

Investor Contact:
Jamie Andelman
800-497-6329
invest@dexone.com

TOP INFORMATION TECHNOLOGY EXECUTIVE
TO JOIN DEX ONE AS SVP, CTO

Atish Banerjea Tasked With Building
Next-Generation Technology Platforms

CARY, N.C., Jan. 11, 2011 – Dex One Corporation (NYSE: DEXO) today announced one of the nation’s leading information technologists, Atish Banerjea, has joined the company as senior vice president and chief technology officer, effective Jan. 10, 2011.

Mr. Banerjea will be responsible for all information technology, engineering and interactive product development.  He will be based at the company headquarters in Cary and report to Dex One CEO Alfred Mockett as part of the company’s senior leadership team.

Mr. Banerjea spent the last 10 years with Pearson PLC, (NYSE: PSO; London: PSON), a $9 billion international media group.

While at Pearson, Mr. Banerjea was credited with helping direct that company’s transformation from a print-dominated business to a digital leader. Responsible for the global oversight and management of Pearson’s technology initiatives and systems, as well as infrastructure for Pearson worldwide, he managed a team of more than 1,800, including contractors, with additional oversight of product development groups totaling 2,500.

“Attracting an individual with the talent and experience of Atish demonstrates our ability to execute on a key part of our strategy,” said Mr. Mockett. “We intend to assemble an industry-leading management team to build next-generation technology platforms for our customers and implement the operational changes and growth initiatives that will drive sales and position Dex One on a path to growth.

“With his proven team building skills I fully expect Atish to quickly assemble the world-class technology team we desire for Dex One.”

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“There could be no more exciting time to join a company like Dex One,” said Mr. Banerjea. “Dex One’s commitment to become a leader in the digital marketing revolution as it plays out on the front lines — in local communities across the nation — is clear and unwavering. As the opportunity to develop new products and applications with a clear sense of urgency fits my ambition and skills, Dex One best offers me great opportunity and clear potential to make significant contributions to the company’s transformation.”

Prior to his promotion to executive vice president at Pearson in 2005, Mr. Banerjea held positions as senior vice president, technology strategy and architecture and chief technology officer and earlier, vice president, systems infrastructure, both for Pearson Education.

Early in his career Mr. Banerjea held a full-time tenure track faculty position at the University of Wisconsin as assistant professor, computer information systems (CIS) responsible for teaching all the advanced CIS courses for the undergraduate computer information systems program, as well as conducting research in support of teaching assignments.

Mr. Banerjea is a 1988 graduate of the University of Delhi and also has a master’s degree with a major in computer information systems from Temple University. He is married with two children and will be relocating with his family to the Cary area.

About Dex One Corporation
Dex One Corporation (NYSE: DEXO) is a leading marketing solutions company that helps local businesses reach, win and keep ready-to-buy customers.  The company’s highly-skilled, locally based marketing consultants offer a wide range of marketing products and services that help businesses get found more than 1.5 billion times each year by actively shopping consumers.  Dex One offers local businesses personalized marketing consulting services and exposure across a broad network of local marketing products including its “official” print, online and mobile yellow pages and search solutions, such as www.dexknows.com, as well as major search engines. For more information visit www.dexone.com.

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Certain statements contained in this press release regarding Dex One Corporation’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All forward-looking statements reflect only Dex One’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.